MDI Entertainment, Inc.
January 26, 2000
Page 1



                                Roger W. Ach, II
                          c/o The Lottery Channel, Inc.
                          425 Walnut Street, Suite 2300
                              Cincinnati, OH 45202

                                January 26, 2000

MDI Entertainment, Inc.
201 Ann Street
Hartford, Connecticut 06103

Ladies and Gentlemen:

        Reference is made to the Agreement and Plan of Merger, dated as of January 26, 2000, by and among MDI Entertainment, Inc., a Delaware corporation ("MDI"), MDI Acquisition, Inc., a Delaware corporation, and the Lottery Channel, Inc., a Delaware corporation (the "Merger Agreement").

        1. As a further inducement for the parties to the Merger Agreement to consummate the transactions contemplated by the Merger Agreement, I hereby agree that:

               (i) MDI need not reserve 2,064,500 shares of MDI common stock, par value $.001 per share ("Common Stock"), underlying options and rights (the "Options") that I will own upon consummation of the transactions contemplated by the Merger Agreement; and

               (ii) I will not exercise the Options unless and until the stockholders of MDI have approved an amendment to MDI's Certificate of Incorporation authorizing additional shares of MDI Common Stock.

        2. Miscellaneous.

               (i) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

               (ii) Waiver; Amendments; Separability. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further



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MDI Entertainment, Inc.
January 26, 2000
Page 2

exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. If any provision of this Agreement is held to be invalid or unenforceable, the balance of this Agreement shall remain in effect.

               (iii) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

               (iv) No Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

               (v) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        If the foregoing accurately reflects our agreement with respect to the foregoing matters, please sign a copy of this letter in the space provided below and return it to the undersigned.

                                                   Very truly yours,


                                                   /s/ Roger W. Ach II
                                                   -------------------
                                                   Roger W. Ach, II


Accepted and agreed to as of the date first above written:

MDI ENTERTAINMENT, INC.


By:    /s/ Steven M. Saferin
----------------------------
       Steven M. Saferin
       President and Chief Executive Officer